SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2002

GREAT PLAINS ENERGY INCORPORATED
(Exact name of registrant as specified in its charter)

0-33207
(Commission file number)

MISSOURI	43-1916803
(State of other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1201 Walnut
Kansas City, Missouri 64106
(Address of principal executive offices)

(816) 556-2200
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit No.

99-a	Press release issued by Great Plains Energy Incorporated on November 14, 2002, announcing earnings guidance for 2003.

99-b	Press release issued by Great Plains Energy Incorporated on November 14, 2002, announcing plans for a public offering by it of six million (6,000,000) shares of new issue common stock.

ITEM 9. REGULATION FD DISCLOSURE

          On November 14, 2002, Great Plains Energy announced earnings guidance for 2003. A copy of the press release is attached to this 8-K report as Exhibit 9-a.

          On November 14, 2002, Great Plains Energy Incorporated (Great Plains Energy) announced plans for a public offering by it of six million (6,000,000) shares of new issue common stock. A copy of the press release announcing the offering is attached to this 8-K report as Exhibit 9-b.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/Jeanie Sell Latz

Jeanie Sell Latz
Executive Vice President-Corporate and Shared Services and Secretary

Date: November 15, 2002